UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 21, 2020

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	MCHP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Exchange Transactions (as defined below), Microchip Technology Incorporated (the “Company”) entered into a commitment letter (the “Commitment Letter”), dated as of March 21, 2020, with JPMorgan Chase Bank, N.A., Truist Bank, SunTrust Robinson Humphrey, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and BNP Paribas (the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior secured bridge term loan facility in an aggregate principal amount of $615.0 million (the “Bridge Loan”). The funding of the Bridge Loan provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Loan in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the Exchange Transactions described under Item 3.02 of this Current Report on Form 8-K.

In addition, the Company entered into a Second Amendment to Amended and Restated Credit Agreement, dated as of March 21, 2020 (the “Amendment”), which amends the Amended and Restated Credit Agreement, dated as of May 29, 2018, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”). The Amendment amends the Credit Agreement to amend certain negative covenants, including covenants that restrict the Company and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens and enter into certain restrictive agreements, in each case, to permit the Bridge Loan. The Amendment also amended the financial covenants to require the Company to maintain (1) a total leverage ratio (determined in accordance with the Credit Agreement) of not greater than 6.00 to 1.00 for any fiscal quarter ended on or after the date of the Amendment to, but excluding the first anniversary of the date of the Amendment, 5.75 to 1.00 for any fiscal quarter ended on or after the first anniversary of the date of the Amendment to, but excluding the second anniversary of the date of the Amendment, and 5.25 to 1.00 for any fiscal quarter thereafter, and (2) a senior leverage ratio (determined in accordance with the Credit Agreement) of not greater than 4.75 to 1.00 for any fiscal quarter ended on or after the date of the Amendment to, but excluding the first anniversary of the date of the Amendment, 4.25 to 1.00 for any fiscal quarter ended on or after the first anniversary of the date of the Amendment to, but excluding the second anniversary of the date of the Amendment, and 3.75 to 1.00 for any fiscal quarter thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On March 21, 2020, the Company entered into separate privately-negotiated agreements with certain holders of the Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “Notes”), to exchange (the “Exchange Transactions”) $615.0 million in aggregate principal amount of the Notes for cash and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Upon the closing of the Exchange Transactions, the Company expects that it will pay an aggregate of approximately $615.0 million in cash and issue approximately 3.1 million shares of Common Stock for the Notes. The foregoing amounts of cash and stock are subject to adjustment during an averaging period beginning on March 23, 2020. Accordingly, such approximate amounts are estimates based on an assumed price of $60.56 per share of Common Stock, the reference price used in the Exchange Transactions. The actual amounts of cash paid and shares of Common Stock issued could vary substantially depending on changes in the trading price of the Common Stock during the averaging period.

The Company expects to fund the cash portion of the Exchange Transactions with borrowings under the Bridge Loan. The Exchange Transactions are being conducted as a private placement and the shares of Common Stock to be issued in the Exchange Transactions will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based on the representations made by the holders of the Notes participating in the Exchange Transactions.

The Company expects the closings of the Exchange Transactions to occur on March 27, 2020. Immediately following the closings of the Exchange Transactions, $1.11 billion in aggregate principal amount of the Notes will remain outstanding.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of March 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Dated: March 24, 2020

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer